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                     Second Amendment to the Processing and
                           Service Agreement between
                  National Electronic Information Corporation
                       and GTE Data Services Incorporated


                The Processing and Service Agreement entered into as of September 10, 1993 (hereinafter called the "Agreement") by and between National Electronic Information Corporation (hereinafter called "NEIC") and GTE Data Services Incorporated (hereinafter called "GTEDS"), The November 18, 1994 Letter Amendment to the Processor Proposal letter of September 10, 1993 forming part of the Agreement (hereinafter called the "Letter Amendment"), the First Amendment to the Agreement executed as of January 4, 1995 (hereinafter called the "First Amendment") and Supplement No. 1 to the First Amendment dated as of June 28, 1995 (hereinafter called the "Supplement"), all hereinafter called the "Contract", are hereby modified, as applicable, by the following:

        1.      Term of Agreement

                The term of the Agreement as set forth in Section 9.1 thereof is hereby extended through the close of business on December 31, 1998, provided that NEIC shall have the right in its sole discretion by notice to GTEDS given no later than October 1, 1997 to effect premature termination of the Agreement and the rights and obligations of the parties under the Agreement effective at the close of business on June 30, 1998. In the event NEIC effects such premature termination, NEIC shall pay GTEDS upon the effective date of such termination, NEIC shall pay GTEDS upon the effective date of such termination $50,000 per month for each month or portion thereof from the date of actual termination through December, 1998.

        2.      Exclusivity

                Section 4 of the Agreement regarding exclusivity is hereby changed so that such Section shall have no force or effect during the last six months of the term of the Agreement as set forth in Section 1 of this Amendment, i.e. January 1, 1998 through June 30, 1998 if a premature termination is effected by NEIC pursuant to Section 1 of this Amendment or July 1, 1998 through December 31, 1998 if no such premature termination is effected by NEIC.

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        3.      Non-Competition

                The obligations of non-competition imposed on GTEDS pursuant to
Section 5.1 of the Agreement are hereby modified such that GTEDS may provide services to or assist in any way an entity which competes with NEIC provided, however, that GTEDS shall ensure that any information, expertise or other capabilities acquired by GTEDS solely through its performance of the Contract in connection with NEIC CPS Services shall not be utilized for services or assistance to such entity.

        4.      Right of Refusal

                In the event that NEIC intends to outsource the CPS Services upon the termination of the Agreement, NEIC shall allow GTEDS to participate in the bid process. In the event that GTEDS presents a proposal in conformity with such bid process and an alternative proposal is preliminarily selected for award by NEIC, NEIC shall furnish to GTEDS business terms and conditions of the preliminarily selected proposal and GTEDS shall have 15 days within which to match such proposal by notice to NEIC. If GTEDS matches such proposal, it shall be awarded the contract. If GTEDS fails to give timely notice to NEIC that it shall match the preliminarily selected proposal or fails within a reasonable time to conclude a contact with NEIC pursuant to its terms, the restrictions of this Section 4 shall automatically expire. Furthermore, the restrictions of this Section 4 shall not apply in the event that NEIC decides to have the CPS Services following termination of the Agreement performed by NEIC, Envoy Corporation, or any affiliate thereof.

        5.      Pricing

                A. Item 1 of Exhibit F of the Agreement is hereby deleted in its entirety and replaced with the following:

"1.     CHARGES FOR PROCESSOR'S SERVICES

        The per claim/encounter fee shall be as follows for transactions submitted to GTEDS for processing under the Agreement during the following calendar years:



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        Calendar Year                           Charge Per Claim/Encounter
        -------------                           --------------------------

        1996                                            4 cents
        1997                                            3.75 cents
        1998                                            3.50 cents

        The foregoing prices shall be further discounted by 1/2% for each 1% reduction in the amount of GTEDS data center and telecommunications resources required to process claim/encounter transactions as such reduction is determined pursuant to the measurement criteria and Base Line Resources Usage Ratio set forth in Exhibit A (hereinafter called the "Base Line"). Subject to Section 6B of this Amendment, the measurement period for 1996 will be the actual Usage Ratio as defined in Exhibit A (hereinafter called "Usage Ratio") for the period of April through December 1996, the measurement period for 1997 will be the Usage Ratio for that full year and the measurement period for 1998 will be the actual Usage Ratio for that full year. Discounts will be awarded retroactively for all claims/encounter transactions of the applicable year as soon as the amount of such discount can be calculated and the full value of the aggregate discount so calculated shall be applied as a credit to the next invoice(s) issued to NEIC hereunder. Notwithstanding the foregoing, the maximum discount applied to claims/encounters of 1996 shall be 15%, the maximum discount applied to claims/encounters of 1997 shall be 10% and the maximum discount applied to claims/encounters of 1998 will be 5%.

        If the actual Usage Ratio determined for claims/encounters of any year exceeds the Base Line, the price for claim/encounter transactions of the following year shall be surcharged by 1/2% for each 1% of such Usage Ratio increase, provided that such surcharge shall be limited to a maximum of 15% for claims/encounters of 1997 and 10% for claims/encounters of 1998. In the event that the actual Usage Ratio in 1998 exceeds the Base Line and NEIC has not renewed the Agreement or in any way retained GTEDS for like services beyond 1998, NEIC will, within 90 days following December 31, 1998 or, in the event of a premature termination, the date of such premature termination, pay


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        GTEDS a surcharge equal to 1/2% for each 1% of increased actual Usage
        Ratio over the Base Line up to a maximum of 5% of the 1998 price per claim/encounter times the actual number of claims/encounters processed in 1998.

        Claims/encounters are counted as a claim subject to fee hereunder as they enter the validation programs of NEIC's system for the NEIC CPS Services. In the event of a rerun of any portion or all of such system, for whatever reason, the applicable claims/encounters shall be counted only once for each pricing processing cycle.

        The charges set forth in this Section cover all telecommunications and data center services required to process the NEIC CPS Service claims/encounters and Claim Status transactions associated with such claims/encounters, including, without limitation, Tymnet surcharges referenced in Exhibit A to the Letter Amendment which shall no longer be imposed commencing January 1, 1997. These charges also include the Non Transaction Services falling within the Monthly Threshold in Exhibit B attached to this Amendment. Only in the event Non Transaction Services exceed such Threshold will the charges set forth in Item 1 of Exhibit B to the Second Amendment to the Agreement below apply."

                B. Items 2 and 3 of Exhibit F of the Agreement are hereby deleted in their entirety and replaced with the charges set forth in Items 1 and 2 of Exhibit B attached to this Amendment.

                C. The pricing set forth in this Section 5 shall be effective retroactively to January 1, 1996. GTEDS shall provide to NEIC on the next invoice(s) issued under the Agreement a credit for the aggregate difference between the amounts charged previously by GTEDS for 1996 claim/encounters and the amounts to be charged for 1996 claim/encounters pursuant to this Amendment.

        6.      Changes in GTED's Performance Obligations

                The GTEDS services to be produced under the Agreement are hereby changed as follows:



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                A.      Telecommunications Capabilities

                        GTEDS shall continue to provide all existing telecommunications capabilities currently in use or in test by NEIC including the new TCP/IP 800 service that supports up to 28.8 KBPS dial up. In addition, on or before June 30, 1996, GTEDS shall add ISDN and Frame Relay access using the TCP/IP protocol. Capabilities and support for the additional ASYNC protocols of XMODEM, YMODEM, YMODEM-G and ZMODEM plus the ability to dial out for file transfers using these protocols and BISYNC 3780 shall also be provided by GTEDS. A sufficient subset of such capabilities shall be provided by GTEDS in a timely fashion to effect the cutover of customers from ENVOY-NEIC's Palm Harbor, FL facility to GTEDS no later than August 31, 1996. The complete version of such capabilities shall be provided by GTEDS no later than October 31, 1996.

                B.      Telecommunications Alternative

                        GTEDS shall provide to NEIC, no later than October 31, 1996, a full functioning version of NEIC CommLink (i.e. the NEIC Product pursuant to the First Amendment and Supplement) that utilizes an ASYNC protocol other than Kermit or Relay Gold. In addition, GTEDS shall provide to NEIC, no later than October 31, 1996, a full functioning version of said NEIC Product that interfaces with the TCP/IP capability provided by GTEDS pursuant to
Section 6A of this Amendment. GTEDS acknowledges that the timely performance by GTEDS of its obligations under this Section 6B is essential to NEIC's ability to reduce telecommunication resources associated with the processing of its claims/encounters. Accordingly, the 1996 measurement period of telecommunications resources for purposes of determining price discounts or surcharges pursuant to Section 5A of this Amendment shall be delayed by one month for each month or portion thereof of a delay in GTEDS' performance of either obligation under this Section beyond the due date for such performance.

                C.      Performance Monitoring Reports

                        By the date of execution by both parties of this Amendment, GTEDS shall provide NEIC performance monitoring



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reports on a weekly and monthly basis containing sufficient detail to enable
NEIC to determine the changes in the Usage Ratios for each batch job, data set in storage, telecommunications user, and TSO user for both processing of transactions under Section 5A of this Amendment (hereinafter called "Production Transactions") and Non Transaction Processing Services under Exhibit B Item 1 of this Amendment (hereinafter called "Non-Transaction Processing").

                D.      Mailboxing

                        Effectively immediately, GTEDS shall support the access of users of the NEIC CPS Services who prefer to use third party mailboxing, provided, however, that GTEDS shall not be responsible for the character and usage costs for transferring information to and from such mailboxes.

                E.      Advantis/Frame Relay Usage

                        Effectively immediately, GTEDS shall be responsible for all costs from the service provider to the GTEDS facility with respect to Advantis and Frame Relay usage, but GTEDS shall have no other obligation for the costs of such usage.

                F.      Dial up to Dedicated Line Conversion Threshold

                        The requirement of Section IIB.5 of the NEIC RFP imposing on GTEDS the obligation to provide a dedicated circuit to each user of the NEIC CPS Services that routinely transmits 5,000 or more transactions per day is hereby altered to allow GTEDS to reduce such user's transmission times through the use of more efficient telecommunications methods, provided, however, that each affected user agrees to accept such alternative solution.

                G.      Alternative Communications

                        The "alternative facilities" identified in Section IIB.4 of the NEIC RFP is hereby modified to include (i) a facility which requires an access method not yet supported by GTEDS, (ii) a facility all of whose volume is considered Non-Transaction Processing and (iii) a facility that has no anticipated Production Transactions.



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                7.      Audits of Product Code

                        An audit of product codes requested by either party at any time in order to confirm the proper identification of transactions as Non-Transaction Processing or Production Transactions shall be performed by the parties pursuant to mutually agreed upon conventions for naming programs.

                8.      Disaster Recovery

                        The disaster recovery obligations of GTEDS pursuant to Sections 5 and 6 of Exhibit B of the Agreement are hereby modified as follows:

                        A. Section 5.B of Exhibit B is hereby deleted in its entirety and replaced with the following:

                        "5.B    In the event of a CPU failure, GTEDS shall,
                within two hours of such failure, determine whether the NEIC CPS Services must be switched to the backup CPU and GTEDS shall within four hours of such determination fully restore the NEIC CPS Services on the backup CPU."

                        B. GTEDS shall restore the NEIC CPS Services functionality within 24 hours of the declaration of a disaster at the GTEDS data center and shall restore the test and development functions within 48 hours of such declaration.

                        C. In the event that NEIC shall propose to add additional transactions or services pursuant to the Agreement which are to be performed or processed at the GTEDS data center, NEIC shall as part of the proposal propose disaster recovery (including without limitation redundancy) requirements for such services or transactions, which if agreed to by GTEDS shall be included in the agreement between the parties with respect to such services or transactions.

                9.      NEIC Volume Commitments

                        A. The pricing set forth under this Agreement has been furnished by GTEDS with the understanding that the actual



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claim/encounter volume for 1996 shall be 120 million plus or minus 10%, for 1997
165 million plus or minus 20%, and for 1988 220 million plus or minus 30%. In the event that the actual claim/encounter volume for any such year fails to fall within the permissible range of volume set forth in this paragraph for such year, the parties agree that the pricing listed in Section 5A herein may be negotiated in good faith at the request of either party.

                        B. NEIC shall, by the fifth business day in November of each year during the term of this Amendment, provide to GTEDS an update of NEIC's estimate of the monthly transaction (i.e. claim/encounter, ERA, rosters and other transactions then processed pursuant to the Agreement by GTEDS) volume for the following year. NEIC shall, by the fifth working day of each quarter during the term of the Agreement as extended by this Amendment, provide to GTEDS an update of such volume estimates for the remainder of the then current year. NEIC shall use reasonable efforts to notify GTEDS of any anticipated deviations in such monthly volume projections reasonably promptly following NEIC's determination of any such deviation.

                10.     General Terms

                        A. The parties acknowledge and agree that, except as expressly modified herein, all of the provisions of the Contract shall be applicable to this Amendment to the extent that by the sense and context of such provisions, such provisions are applicable to the subject matter of this Amendment, for which purpose the word Processor under the Agreement shall mean GTEDS or Processor under this Amendment.

                        B. In the event of any conflict between a provision of this Amendment and a provision of the Contract, the provision of this Amendment shall govern.

                        C. The definitions of terms appearing in the Agreement shall apply to such terms as used in this Amendment, except when such terms have been expressly defined otherwise herein.



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                        D.      Except as explicitly amended by this Amendment,
all of the terms and conditions of the Contract remain in full force and effect.

                        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the ______day of April, 1996.





                                NATIONAL ELECTRONIC INFORMATION
                                 CORPORATION



                                By:___________________________________

                                Name:  Joseph P. Sullivan
                                Title: V.P. Product Management

                                Date: ________________________________


                                GTE DATA SERVICES INCORPORATED



                                By:___________________________________

                                Name:
                                Title:

                                Date:_________________________________



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